Exhibit 24(a)
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Joseph A. Carrabba, Laurie Brlas and George W. Hawk, Jr., and each of them, as the true and lawful attorney with full power of substitution or resubstitution, for and in the name, place and stead in any such capacity of the undersigned, to sign and file with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) one or more Registration Statement(s) on Form S-4 relating to the registration of Cleveland-Cliffs Inc’s (the “Company”) common shares, par value $0.125 per share, to be issued as consideration in connection with the merger of a subsidiary of the Company with and into Alpha Natural Resources, Inc. (“Alpha”), whereby Alpha will become a subsidiary of the Company, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Act, to sign and file any and all applications and other documents to be filed with the Commission, with any and all amendments, supplements and exhibits thereto with full power and authority to do and perform any and all acts and things whatsoever required, necessary, advisable or appropriate to be done in the premises, hereby ratifying and approving the acts of such attorneys and any of them and any such substitute.
     Executed as of the 12th day of August 2008.

/s/ Joseph A. Carrabba	/s/ Laurie Brlas

Joseph A. Carrabba	Laurie Brlas
Chairman, President, Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer

/s/ Ronald C. Cambre	/s/ Susan Cunningham

Ronald C. Cambre	Susan Cunningham
Director	Director

/s/ Barry Eldridge	/s/ Susan M. Green

Barry Eldridge	Susan M. Green
Director	Director

/s/ James D. Ireland III	/s/ Francis R. McAllister

James D. Ireland III	Francis R. McAllister
Director	Director

/s/ Roger Phillips	/s/ Richard K. Riederer

Roger Phillips	Richard K. Riederer
Director	Director

/s/ Alan Schwartz

Alan Schwartz
Director